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                                                                  EXHIBIT 10.193


                                                                  March 28, 2001


To: Holders of the Warrants expiring November 28, 2002 ("Warrants") of Wilshire Technologies, Inc. (the "Company" or "Wilshire")

Re: Change in Warrant Exercise Price and in number of shares issuable on exercise.


Dear Wilshire Warrant Holder:

Because Wilshire sold or issued additional shares, options or other share equivalents, an adjustment was made in the Warrant Exercise price and in the number of shares issuable on exercise of a Warrant. The adjustments were made pursuant to Section 10 of the Warrant Agreement dated as of November 24, 1997 between Wilshire and American Stock Transfer & Trust Company as Warrant Agent, under which the Warrants were issued in November of 1997.

THE ADJUSTMENT REDUCED THE EXERCISE PRICE FROM $2.33 PER SHARE TO $1.39 PER SHARE. A WARRANT CERTIFICATE THAT ENTITLED YOU TO PURCHASE E.G. 100 SHARES AT $2.33 PER SHARE NOW REPRESENTS THE RIGHT TO PURCHASE 167.63 AT $1.39 PER SHARE, FOR THE SAME TOTAL OF $233.

We suggest that you keep this letter with your Warrant certificate as a reminder of this change in the Warrant Exercise Price and in the number of shares issuable on exercise.

Except as set forth above, the terms and conditions of the Warrants remain in full force and effect.

Pursuant to Section 10.1(g) of the Warrant Agreement, we enclose a statement of the facts requiring the adjustments, the computation by which the adjustments were made and a Certificate of BDO Seidman, LLP, Wilshire's Independent Certified Public Accountants.

Pursuant to Section 12(c) of the Warrant Agreement, we also enclose Wilshire's Proxy Statement dated March 23, 2001 and the Annual Report to Stockholders for Wilshire's fiscal year 2000.

The market prices of Wilshire's common stock during the fiscal years ended November 30, 1999 and 2000 are shown in Item 5 of the Report on Form 10-KSB included in the Annual Report. On March 26, 2001, the bid and asked prices for the common stock were $0.16 and $0.18, respectively. There is no market for the Warrants.



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March 28, 2001
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If you have any questions with regard to these matters, please contact the
Transfer and Warrant Agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, Attention: Mr. Joe Alicia (718) 921-8210.



                                        Sincerely,
                                        WILSHIRE TECHNOLOGIES, INC.


                                        BY:  /s/ Kevin Mulvihill
                                           ------------------------
                                            Kevin T. Mulvihill
                                            President & Chief Executive Officer